PennantPark Floating Rate Capital Ltd. Amends Credit Facility

NEW YORK, NY -- (Marketwire - May 18, 2012) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) announced today that on May 14, 2012, through PennantPark Floating Rate Funding I, LLC, a wholly-owned subsidiary of the Company ("Funding I"), it has amended and restated its revolving credit facility with SunTrust Bank, which (i) improved borrowing base limits by including a matrix-based advance rate and (ii) extended the maturity date to May 14, 2017. The Credit Facility has the same maximum borrowing amounts and interest rates as the Company's previous credit facility and includes customary covenants, including minimum asset coverage and minimum equity.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com